Exhibit 32.1

CERTIFICATIONS

This Certification accompanies the Form 10-Q for the quarterly period ended June 30, 2009, of China BAK Battery, Inc.

The undersigned, Xiangqian Li, the Chief Executive Officer, and Tony Shen, the Chief Financial Officer, of China BAK Battery, Inc. (the “Company”), DO HEREBY CERTIFY that:

1.	The Company’s Form 10-Q for the quarterly period ended June 30, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this statement this 7th day of August, 2009.

/s/ Xiangqian Li
Xiangqian Li
Chief Executive Officer
(Principal Executive Officer)

/s/ Tony Shen
Tony Shen
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to China BAK Battery, Inc. and will be retained by China BAK Battery, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.